Exhibit 10(x)(2)

SECOND AMENDMENT TO ARCONIC
SUPPLEMENTAL PENSION PLAN FOR SENIOR EXECUTIVES
(as amended and restated August 1, 2016)

Pursuant to Section 5.1 of the Arconic Supplemental Pension Plan for Senior Executives (“Plan”), the Plan is amended effective January 1, 2018, as follows:

1.    Article I (“Definitions”) of the Plan shall be amended by deleting definition of “Committee” therefrom.

2.     Article I (“Definitions”) of the Plan shall be amended by inserting the following definitions of “Benefits Investments Committee” and “Benefits Management Committee” therein:

“Benefits Investments Committee” means the Benefits Investments Committee of Arconic Inc., which shall have authority over the investment and management of any and all corporate assets attributable or allocated to this Plan (to the extent that this Plan becomes funded). Prior to January 1, 2018, such authority was vested in the Benefits Management Committee.

“Benefits Management Committee” means the Benefits Management Committee of Arconic Inc. (previously known as the Benefits Management Committee of Alcoa Inc.), which shall have powers over administration of the Plan as provided herein.

3.    Article I (“Definitions”) of the Plan shall be amended by restating the definition of “Company” as follows (with new language underlined and deleted language ~~stricken~~):

“Company” means Arconic Inc. (previously known as Alcoa Inc.). ~~Alcoa Inc. It is contemplated that Alcoa Inc. will formally change its corporate name to Arconic Inc. in the second half of 2016.~~

4.    References in the Plan to the “Committee” in the following sections shall be revised to be references to the “Benefits Management Committee”: 4.1, 5.1, and 7.1.

5.    Section 3.1 of the Plan shall be amended by inserting the following sentence at the end thereof:

To the extent that this Plan becomes funded in the future, the Benefits Investments Committee shall have authority over the investment and management of any and all corporate assets attributable or allocated to the Plan. In this regard, the Benefits Investments Committee shall have the authority to approve, to adopt and to amend, to merge and to terminate any trust established to secure any such assets.

6.    In all other respects, the Plan is ratified and confirmed.